April 12, 2010

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC 20549

Ladies and Gentlemen:

We have read the statements of Alphatrade.com pertaining to our firm included under Item 4.01 of Form 8-K dated April 9, 2010, and agree with such statements as they pertain to our firm.

Sincerely,

/s/ HJ & Associates, LLC

HJ & Associates, LLC